FOR IMMEDIATE RELEASE:    MAY 17, 2000

CONTACT:          Tom Madsen                             Ted Sharp
                  President/CEO                          Chief Financial Officer
                  Key Technology, Inc.                   Key Technology, Inc.
                  (509) 529-2161                         (509) 529-2161

                            KEY TECHNOLOGY ANNOUNCES
                          PLANS TO ACQUIRE FARMCO, INC.


WALLA WALLA, WA - Key Technology, Inc. (NASDAQ/NMS: KTEC) a world leader in process automation equipment primarily for the food processing industry, announced today that it has signed a definitive Agreement to acquire Farmco, Inc., a privately held corporation.

Farmco, headquartered in Redmond, Oregon, supplies and services mechanical sizing, sorting, separating and grading machines to the processed fruit, vegetable and potato industries. The company has a strong customer base in the food processing industry and has over 650 machines operating worldwide. The acquisition also includes Farmco's sister company, Ro-Tech, Inc., a research and development subsidiary, which performs all of the engineering and equipment design for the products manufactured by Farmco. Farmco had sales of $4.3 million in 1999.

Under the terms of the agreement, Key Technology will purchase all of the outstanding stock of Farmco and Ro-Tech for cash. The transaction, which is subject to various closing conditions, is anticipated to close in the third quarter of Key's fiscal year 2000. Key expects the acquisition to be accretive to earnings in the fourth quarter of fiscal year 2000.

Farmco will continue to operate in Redmond and will be led by General Manager, Neil Burck, who has been with the company since 1994. In addition, John Mobley, the company's current owner, will serve as Senior Research and Development Engineer. Farmco will report to Gordon Wicher, Vice President-General Manager of Key's Specialized Conveying Systems Business Unit.

"The acquisition of Farmco strengthens Key's position in the food processing equipment market with additional strategic, creative and technological capabilities. Our ability to solve the difficult processing problems of our customers and our ability to offer process automation solutions will be greatly enhanced with the addition of Farmco's innovative product line," commented Thomas C. Madsen, President and CEO of Key Technology.

"Farmco is a well-run company and fits perfectly into Key's strategy to offer our customers 'one-stop shopping' for process automation systems. Farmco's products will be sold through Key's existing sales channels, which will allow for greater geographic penetration and provide new opportunities to sell complementary equipment from Key's existing product lines, including optical products such as the Tegra[REGISTERED TRADEMARK] and ADR[REGISTERED TRADEMARK]4."

Key Technology, an ISO-9000 certified company, is a leading designer and manufacturer of process automation systems, primarily for the food processing industry, which integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment. Key systems allow processors to improve quality, increase yield and reduce cost. With worldwide sales and service, the company maintains manufacturing facilities and demonstration laboratories in Beusichem, the Netherlands and Walla Walla, WA.

COMMENTS INCLUDED IN THIS DOCUMENT MAY INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS AS TO ANTICIPATED FUTURE RESULTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR DISCUSSED HERE. SUCH RISKS AND UNCERTAINTIES ARE DETAILED IN THE COMPANY'S ANNUAL REPORT ON EXHIBIT 99.1 OF THE FORM 10-K FILED WITH THE SEC IN DECEMBER 1999 AND ARE INCORPORATED HEREIN BY REFERENCE. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE UPON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DISCLAIMS ANY OBLIGATION SUBSEQUENTLY TO REVISE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

Note: News releases and other information on Key Technology, Inc. can be accessed at www.keyww.com on the Internet

                                       [COPYRIGHT]Key Technology, Inc.